CABOT OIL & GAS CORPORATION
RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT, effective as of [ grant date ], between Cabot Oil & Gas Corporation, a Delaware corporation (the “Company”) and [ Participant Name ] (the “Participant”), is made pursuant to the provisions of the Company’s 2014 Incentive Plan (the “Plan”). The capitalized terms appearing in this Agreement shall have the definitions ascribed to them in the Plan. In the event there is any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall supersede and replace the terms of this Agreement. The parties agree as follows:

1.    Terms of Grant. Participant is hereby awarded [ number of shares granted ] shares of Cabot Oil & Gas Corporation Common Stock, par value $.10/share, with such restrictions thereon as described below (the “Restricted Stock”). The date of such grant is [ grant date ] (“Date of Grant”). Subject to the terms and provisions of this Agreement, such restrictions shall lapse (i) with respect to 25% of the shares of Restricted Stock as of the first anniversary of the Date of Grant; (ii) with respect to 25% of the shares of Restricted Stock as of the second anniversary of the Date of Grant, and (iii) with respect to the remaining 50% of the shares of Restricted Stock as of the third anniversary of the Date of Grant (“Date of Lapse of Restrictions”). The period from the Date of Grant and until the Date of Lapse of Restrictions shall be referred to herein as the “Period of Restriction”.

2.    Employment by the Company. The shares of Restricted Stock are awarded on the condition that the Participant remain in the employ of the Company from the Date of Grant through and including the Date of Lapse of Restrictions. However, neither such condition nor the award of this Restricted Stock shall impose upon the Company any obligation to retain the Participant in its employ for any given period or upon any specific terms of employment.

3.    Stock Certificate. Once the restrictions have lapsed in accordance with the terms of this Agreement, the Restricted Stock may be deposited into a brokerage account set up in the Participant’s name as may be designated by the Corporate Secretary. Alternatively, such shares may be delivered to the Participant in certificate or DRS form. In each instance, the number of shares issued shall be reduced by the Participant’s Federal, State and Local tax obligations (including FICA) required by the law to be withheld, unless other arrangements for tax withholding are made.

4.    Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock granted under this Agreement shall become freely transferable by the Participant after the Date of Lapse of Restrictions.

1.Voting Rights and Dividends. During the Period of Restrictions, the Participant may not exercise voting rights with respect to the shares of Restricted Stock. Dividends paid on shares of Common Stock during the Period of Restrictions shall be held and accumulated by the Company with respect to the Restricted Stock and paid to Participant, subject to the payment of applicable withholding taxes, as of the Date of Lapse of Restrictions, without interest or earnings. Dividends accumulated with respect to shares of Restricted Stock that are forfeited shall also be forfeited in favor of the Company.

6.    Termination of Employment. Except as otherwise provided in this Section 6, in the event the Participant’s employment is terminated prior to a Date of Lapse of Restrictions, all then-unvested shares of Restricted Stock shall immediately be forfeited by the Participant unless otherwise determined by the Committee. In the case of the termination of employment by reason of death or disability, all shares of Restricted Stock shall, to the extent not previously vested, become fully vested. In the case of the termination of employment for any other reason, the Compensation Committee may, in its sole discretion, accelerate the vesting of some or all unvested shares of Restricted Stock, upon such terms as the Compensation Committee deems advisable.

7.    Change in Control. In the event of a Change in Control (as herein defined), any restriction periods and restrictions imposed on the shares of Restricted Stock subject to this Agreement shall lapse, and within ten (10) business days after the occurrence of a Change in Control (as herein defined), the stock certificates representing the shares of Restricted Stock, without any restrictions or legend thereon, shall be delivered to the Participant.

“Change in Control” shall mean:

(I)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of 35% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (I), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (iv) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (III) of this definition; or
(II)Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(III)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding

Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common equity of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation, or the similar managing body of a non-corporate entity, resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(IV)Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than a liquidation or dissolution in connection with a transaction to which subsection (III) applies.
8.    Transferability. This Restricted Stock is not transferable by the Participant, whether voluntarily, involuntarily or by operation of law or otherwise during the Period of Restriction, except as provided in the Plan. If any assignment, pledge, transfer, or other disposition, voluntary or involuntary, of this Restricted Stock shall be made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Restricted Stock, then the Participant’s right to the Restricted Stock shall immediately cease and terminate.

9.    Recapitalization. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the shares of Restricted Stock, the number of shares of Restricted Stock subject to this Agreement shall be equitably adjusted by the Compensation Committee to prevent dilution or enlargement of rights.

10.    Administration. This Agreement and the rights of the Participant hereunder are subject to all of the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Compensation Committee may adopt for administration of the Plan. It is expressly understood that the Compensation Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

11.    Miscellaneous.

(a) This Agreement shall not confer upon the Participant any right to continuation of employment by the Company; nor shall this Agreement interfere in any way with the Company’s right to terminate his or her employment at any time.

(b) With the approval of the Board of Directors, the Compensation Committee may terminate, amend or modify the Plan; provided, however, that no such termination, amendment or modification of the Plan may in any material way adversely affect the Participant’s rights under this Agreement.

(c) This Agreement shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, this Restricted Stock Award Agreement has been executed as of the date first written above.

Company:

Cabot Oil & Gas Corporation

By: /s/ Scott C. Schroeder
Scott C. Schroeder
Executive Vice President and
Chief Financial Officer

Participant:

By: [ Participant Name ]